UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        FIRST CHESTER COUNTY CORPORATION
             (Exact name of registrant as specified in its charter)


         Pennsylvania                                  23-2288763

(State of other jurisdiction of
 incorporation of organization)             (I.R.S. Employer Identification No.)


 9 North High Street, West Chester, PA                                  19380

(Address of Principal Executive Offices)                              (Zip Code)

                        FIRST CHESTER COUNTY CORPORATION
                           2005 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                             John A. Featherman, III
                       Chairman & Chief Executive Officer
                  9 North High Street, West Chester, PA 19380
                     (Name and address of agent for service)

                                 (484) 881-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



 Title of securities      Amount to be     Proposed maximum offering   Proposed maximum aggregate       Amount of
   to be registered        registered          price per share(1)            offering price           registration
                                                                                                         fee(1)

  Common stock, par
value $1.00 per share      150,000(2)                $18.38                      $2,757,000              $324.50


(1)  The  registration fee has been computed in accordance to paragraphs (c) and
     (h) of Rule 457 based upon the average of the bid and asked price for shares of the Common Stock on September 21, 2005.

(2) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock as a result of any stock dividend, stock split, recapitalization or other similar transaction.

        PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS(1)

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (d) below are incorporated herein by reference thereto, and all documents subsequently filed by the First Chester County Corporation (the "Registrant") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by this reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, including the amendment thereto filed on August 19, 2005, and for the quarter ended June 30, 2005;

         (c) The Corporation's Current Reports on Forms 8-K and 8-K/A's filed on January 26, 2005, February 1, 2005, February 25, 2005, March 11, 2005, March 31, 2005, April 19, 2005, April
                  22, 2005,  April 28, 2005, May 9, 2005, May 31, 2005, June 22,
                  2005,  June 27, 2005,  July 29, 2005,  and September 22, 2005;
                  and

         (d) The description of the Common Stock contained in the Registration Statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (1) The information called for by Part I of Form S-8 (the "Part I Information") is included in the description of the Registrant's 2005 Restricted Stock Plan which is delivered to each person who is selected to receive an award under the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to
              Note 1 to Part I of Form S-8, the Part I Information is not filed with the Securities Exchange Commission.

     The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its officers, directors, employees and agents of the Registrant and its subsidiaries to the extent set forth in the Registrant's By-Laws. The Registrant's By-laws provide that the Corporation shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by the relevant sections of the Pennsylvania Business Corporation Law (the "Indemnification Provisions"), as amended from time to time, and may, by action of its Board of Directors, indemnify such other persons as permitted by the Indemnification Provisions.

     Generally, the Indemnification Provisions empower a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was servicing at the request of the corporation as a representative of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted on good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, the Indemnification Provisions empower a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another enterprise, against expenses (including attorneys'
fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interest of the corporation; except that indemnification for such derivative matters shall not be made in respect of any claim issue or matter as to which the person has been adjudged to be liable to the corporation unless, and then only to the extent that, the court of common please of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common please or other court deems proper.

     The Registrant maintains Directors' and Officers' liability insurance for all of its Directors and Officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed with or incorporated by reference into, this Registration Statement:

         4        Specimen stock certificate representing Common Stock.
         5        Opinion of Saul Ewing LLP.
         10       First Chester County 2005 Restricted Stock Plan (incorporated herein by reference to Appendix A of the Registrant's Proxy
                  Statement filed March 17, 2005)
         23.1     Consent of Grant Thornton LLP
         23.2     Consent of Saul Ewing LLP (contained in Exhibit 5)
         24       Power of Attorney (included on signature page of the
                  Registration Statement)

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set for in the "Calculation of Registration Fee" table herein;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided however that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Securities and Exchange Commission that are incorporated herein by reference;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized in the Borough of West Chester, Commonwealth of Pennsylvania, on September 22, 2005.

                                           FIRST CHESTER COUNTY CORPORATION

                                           /s/ John A. Featherman, III
                                           -------------------------------------
                                           By: John A. Featherman, III
                                           Chairman and Chief Executive Officer

                                           /s/ John E. Balzarini
                                           -------------------------------------
                                           By: John E. Balzarini
                                           Treasurer and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints John A. Featherman, III, and John
E. Balzarini, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                 Title                                           Date
       ---------                                 -----                                           ----

/s/ John A. Featherman III
--------------------------
John A. Featherman III                   Chairman of the Board and                       September 22, 2005
                                         Chief Executive Officer

/s/ Kevin C. Quinn
---------------------------
Kevin C. Quinn                           President and                                   September 22, 2005
                                         Director


       Signature                                 Title                                           Date
       ---------                                 -----                                           ----

/s/ John Halsted
--------------------------
John Halsted                             Director                                        September 22, 2005

/s/ J. Carol Hanson
--------------------------
J. Carol Hanson                          Director                                        September 22, 2005

/s/ John J. Ciccarone
--------------------------
John J. Ciccarone                        Director                                        September 22, 2005

/s/ Clifford E. DeBaptiste
--------------------------
Clifford E. DeBaptiste                   Director                                        September 22, 2005

/s/ John B. Waldron
--------------------------
John B. Waldron                          Director                                        September 22, 2005

/s/ David L. Peirce
--------------------------
David L. Peirce                          Director                                        September 22, 2005

/s/ M. Robert Clarke
--------------------------
M. Robert Clarke                         Director                                        September 22, 2005

/s/ Edward A. Leo
--------------------------
Edward A. Leo                            Director                                        September 22, 2005



                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                             Exhibit
-----------                             -------

    4                     Specimen stock certificate of Common Stock

    5                     Opinion of  Saul Ewing LLP.

    10 First Chester County 2005 Restricted Stock Plan (incorporated herein by reference to Appendix A of the Registrant's Proxy Statement filed March 17, 2005)

    23.1                  Consent of Grant Thornton LLP

    23.2                  Consent of Saul Ewing LLP
                          (Contained in Exhibit No. 5)

    24 Power of Attorney (included in signature page of the Registration Statement)